UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2015

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 28, 2015 Omega Commercial Finance Corp. (“Omega”), entered into a definitive strategic alliance agreement (the “Agreement”) with Rene Gomes De Sousa., (“SOUSA”), pursuant to which the parties agreed to form a strategic alliance to be known as Omega CRE Investments LLC (the “Strategic Alliance”).

The Strategic Alliance intends to specialize in owning institutional quality commercial real estate core/core plus, as well as other value-added and opportunistic real estate assets. Under the Agreement SOUSA is required to contribute free and clear rural land that encompasses 33,318 acres valued at $88,062,555 based on a March 15, 2014 appraisal that is located in the Boca do Acre a municipality in the State of Amazonas, Brazil (the “Property”).

The Strategic Alliance, which will be a limited liability company, will be governed by the terms of an operating agreement (the “Operating Agreement”) to be entered into between the parties. The Operating Agreement will provide, among other matters, for (i) each party to have a fifty percent (50%) equity interest in the Strategic Alliance, (ii) profits and losses to be allocated forty percent (40%) to Omega and sixty percent (60%) to SOUSA and (iii) the Strategic Alliance to be managed by Eran Danino, Chief Executive Officer of our principal operating subsidiary.

Consummation of the Strategic Alliance and acquisition by it of the Property, which is anticipated to occur on or before June 28, 2015, is subject to the fulfillment of various  closing conditions.

The foregoing summary of the Agreement is qualified in its entirety by the agreement attached as Exhibit 10.1 collectively with this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

10.1 - Definitive Omega Commercial Finance Corporation & Rene Gomes De Sousa Strategic Alliance Agreement for Omega CRE Investments LLC dated April 28, 2015*

*Filed as an Exhibit of the same number to Omega’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 5, 2015 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2015

OMEGA COMMERCIAL FINANCE CORPORATION

By:       /s/ Jon S. Cummings, IV

Jon S. Cummings, IV, President